Exhibit 1.01






                                  HAYNES CORP.

                                  $100,000,000

                           ____% Senior Notes Due 2004



                               PURCHASE AGREEMENT


                                                                 August __, 1996


MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
PAINEWEBBER INCORPORATED
c/o Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1305

Ladies and Gentlemen:

     Haynes Corp., a Delaware corporation (including its successors, the "Issuer"), together with Haynes International, Inc., a Delaware corporation which is the sole stockholder of the Issuer (including its successors, "Haynes"), confirm their agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and PaineWebber Incorporated (collectively, the "Underwriters" which term shall also include any Underwriters substituted as hereinafter provided in Section 10) with respect to the sale by the Issuer and the purchase by the Underwriters of $100,000,000 aggregate principal amount of the Issuer's ___% Senior Notes Due 2004 (the "Notes"), in the respective amounts set forth in Schedule A hereto, except as may otherwise be provided in the Pricing Agreement. The Notes are to be issued (the "Offering") pursuant to an indenture to be dated as of August __, 1996 (the "Indenture") between


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the Issuer and National City Bank, as trustee (the "Trustee").

     Concurrently with the Offering, pursuant to the certain underwriting agreement (the "Equity Underwriting Agreement") dated as of the date hereof among Haynes, the Issuer and Merrill Lynch and PaineWebber Incorporated, as representatives of the several underwriters referred to therein, relating to the sale of 2,438,446 shares of Common Stock of Haynes, $.01 par value per share (the "Common Stock"), Haynes proposes to offer 2,300,000 shares of Common Stock to the public (the "Equity Offering"). Approximately 30 days after Closing Time (as defined below), the Issuer will be merged with and into Haynes (the "Merger"). Consummation of the Offering and the Equity Offering are conditioned upon each other and are also conditioned upon certain conditions of the Underwriters' obligations set forth in Section 5 hereof.

     Prior to the purchase and public offering of the Notes by the Underwriters, the Issuer, Haynes and the Underwriters shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement" and the time and date of execution of the Pricing Agreement being herein called the "Representation Date"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication among the Issuer, Haynes and the Underwriters, and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Notes will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

     The Issuer has prepared and filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-1 (File No. 333-5411) and a related preliminary prospectus for the registration of the Notes under the Securities Act of 1933, as amended (the "1933 Act"), has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended) and the prospectus constituting a part thereof (including in each case all documents deemed to be incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) or Rule 434 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"), as from time to time


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may be amended or supplemented pursuant to the 1933 Act or otherwise) are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Issuer for use in connection with the offering of the Notes which differs from the Prospectus on file at the SEC at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Issuer pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. If the Issuer elects to rely on Rule 434 of the 1933 Act Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of Prospectus and the term sheet, taken together, provided to the Underwriters by the Issuer in reliance on Rule 434 of the 1933 Act Regulations (the "Rule 434 Prospectus"). If the Issuer files a registration statement to register a portion of the Notes and relies on Rule 462(b) of the 1933 Act Regulations for such registration statement to become effective upon filing with the SEC (the "Rule 462 Registration Statement"), then any reference to the Registration Statement herein shall be deemed to refer to both the registration statement referred to above and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act.

     Each of the Issuer and Haynes understands that the Underwriters propose to make a public offering of the Notes as soon as the Underwriters deem advisable after the Registration Statement becomes effective, the Pricing Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          SECTION 1. Representations and Warranties. (a) Each of the Issuer and Haynes represents and warrants to each Underwriter as of the date hereof, as of the Representation Date and as of Closing Time (as defined in Section 2 hereof) as follows:

          (i) At the time the Registration Statement becomes effective and any post-effective amendment thereto becomes effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act and the rules and regulations of the SEC thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be


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     stated therein or necessary to make the statements therein not misleading.
     The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Issuer for use in connection with the offering of the Notes which differs from the Prospectus on file at the SEC at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) and at Closing Time, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus contained under the caption "Underwriting" in the Prospectus made in reliance upon and in conformity with information furnished to the Issuer in writing by the Underwriters expressly for use in the Registration Statement or Prospectus. For purposes of this Section 1(a), all references to the Registration Statement, any post-effective amendments thereto and the Prospectus shall be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copy filed with the SEC pursuant to its Electronic Data Gathering, Analysis, and Retrieval System ("EDGAR").

          (ii) Coopers & Lybrand L.L.P., the accountants who certified the consolidated financial statements and supporting schedules with respect to the Issuer included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iii) The financial statements included in the Registration Statement and the Prospectus present fairly in all material respects the consolidated financial position of the Issuer and its consolidated subsidiaries, in each case as at the dates indicated, and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the pro forma financial data included in the Registration


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     Statement and the Prospectus have been prepared in accordance with the requirements of Section 11-02 of Regulation S-X under the 1933 Act and all adjustments to historical data made by the Issuer in preparing the pro forma data were reasonable.

          (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), assets, earnings, liabilities (contingent or otherwise) or prospects of the Issuer and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business,
     (B) there have been no transactions entered into by the Issuer or any of its subsidiaries which are material with respect to the Issuer and its subsidiaries considered as one enterprise, other than those in the ordinary course of business, (C) there has been no dividend or distribution of any kind declared, paid or made by Haynes or the Issuer on any class of its capital stock, other than payments with respect to fractional shares resulting from a reverse split of the Common Stock of Haynes, and (D) there are no liabilities or obligations of the Issuer or its subsidiaries, direct or indirect, contingent or matured, which are material to the Issuer and its subsidiaries considered as one enterprise, other than those reflected in the Registration Statement or Prospectus.

          (v) Each of the Issuer and Haynes has been duly incorporated and is validly existing as a corporation, in good standing under the laws of its respective jurisdiction of incorporation, and has corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Pricing Agreement, the Equity Underwriting Agreement and, with respect to the Issuer, the Indenture; and each of the Issuer and Haynes is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), assets, earnings, liabilities (contingent or otherwise) or prospects of Haynes and its subsidiaries considered as one enterprise.


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          (vi) Each subsidiary of Haynes has been duly organized and is validly existing as a corporation, limited liability company, general partnership or limited partnership, as the case may be, in good standing under the laws of its respective jurisdiction of incorporation, organization or formation, has corporate, organizational or partnership power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), assets, earnings, liabilities (contingent or otherwise) or prospects of Haynes and its subsidiaries considered as one enterprise; except as described in the Registration Statement and Prospectus, all of the issued and outstanding capital stock or ownership interests of each subsidiary of the Issuer other than CabVal, a New York general partnership, has been duly authorized and validly issued, is fully paid and nonassessable and is owned by Haynes, directly or through subsidiaries, free and clear of any security interest, lien, option, claim or other encumbrance, except for pledges of all of the capital stock of the Issuer and a majority of the outstanding capital stock of the Issuer's subsidiaries to secure the Issuer's obligations under the Existing Senior Notes (as defined in the Prospectus) and the related guarantee thereof by Haynes. Haynes indirectly owns a 50% partnership interest in CabVal (the "Partnership Interest") free and clear of any security interest, lien, option, claim or other encumbrance except for pledges of the Partnership Interest to secure the Issuer's obligations under the Existing Senior Notes (as defined in the Prospectus) and the related guarantee thereof by Haynes.

          (vii) The authorized, issued and outstanding capitalization of the Issuer is as set forth in the Prospectus under "Capitalization" in the Column "Actual" and in the column "As Adjusted" after giving effect to the transactions described in the Prospectus under the caption "The Recapitalization," including without limitation the issuance of the Notes pursuant to this Agreement.


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          (viii) Neither Haynes nor any of its subsidiaries is (A) in violation of its organizational documents, (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which Haynes or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their property or assets is subject, including without limitation any contract or other agreement relating to the Existing Indebtedness (as defined in the Prospectus) and the New Credit Facility (as defined below), or (C) in violation of any judgment, order or decree of any court with jurisdiction over Haynes or any of its subsidiaries, or other governmental or regulatory authority with jurisdiction over Haynes or any of its subsidiaries, except where any such violation or default would not have a material adverse effect on the condition (financial or otherwise), assets, earnings, liabilities (contingent or otherwise) or prospects of the Issuer and its subsidiaries, taken as a whole. The execution, delivery and performance of this Agreement, the Pricing Agreement, the Equity Underwriting Agreement and, with respect to the Issuer, the Indenture, and the consummation of the transactions contemplated herein and therein and compliance by the Issuer and Haynes with their respective obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a material breach of, or a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Haynes or any of its subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which Haynes or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their property or assets is subject, including without limitation any contract or other agreement relating to the Existing Indebtedness and the New Credit Facility, nor will such action result in any violation of or conflict with the provisions of the certificate of incorporation or by-laws, certificate of formation or operating agreement or certificate of limited partnership or partnership agreement of Haynes or any of its subsidiaries or any applicable law, rule or regulation, or any judgment, order or decree of any court with jurisdiction over Haynes or any subsidiary thereof, or other governmental or regulatory authority with jurisdiction over Haynes or any of its subsidiaries, except where any such violation or


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     conflict would not have a material adverse effect on the condition
     (financial or otherwise), assets, earnings, liabilities (contingent or otherwise) or prospects of the Issuer and its subsidiaries, taken as a whole.

          (ix) No labor dispute with the employees of Haynes or any of its subsidiaries exists or to the knowledge of the Issuer or Haynes is imminent; and neither the Issuer nor Haynes has knowledge of any existing or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers or contractors which might be expected to result in any material adverse change in the condition (financial or otherwise), assets, earnings, liabilities (contingent or otherwise) or prospects of Haynes and its subsidiaries considered as one enterprise which is required to be disclosed in the Registration Statement or Prospectus (other than as disclosed therein). Haynes has entered into a labor contract with the United Steelworkers of America (the "USWA") that expires on June 11, 1999, which contract replaces the contract with the USWA that expired on June 11, 1996. Neither the Issuer nor Haynes is a party to any other collective bargaining agreement.

          (x) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Issuer and Haynes, threatened against or affecting Haynes or any of its subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might otherwise, if adversely determined, result in any material adverse change in the condition (financial or otherwise), assets, earnings, liabilities (contingent or otherwise) or prospects of Haynes and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the transactions contemplated by this Agreement and the Equity Underwriting Agreement; and there are no contracts or documents of Haynes or any of its subsidiaries which are required by the 1933 Act or the 1933 Act Regulations to be filed as exhibits to the Registration Statement or the documents incorporated by reference therein which have not been so filed.

          (xi) Except as disclosed in the Registration Statement, Haynes and its subsidiaries own or possess,


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     or can acquire on reasonable terms, the material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") presently employed by them in connection with the business now operated by them, and neither Haynes nor any of its subsidiaries has received any written notice or otherwise has actual knowledge of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, or of any basis for rendering any patent and proprietary rights invalid or inadequate to protect the interest of the Issuer or any of its subsidiaries therein.

          (xii) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Notes hereunder, except as such may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and the qualification of the Indenture under the Trust Indenture Act.

          (xiii) Haynes and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such certificates, authorities or permits would not have a material adverse effect on the condition (financial or otherwise), assets, earnings, liabilities (contingent or otherwise) or prospects of Haynes and its subsidiaries, taken as a whole, and neither Haynes nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit, except where such revocation or modification would not have a material adverse effect on the condition (financial or otherwise), assets, earnings, liabilities (contingent or otherwise) or prospects of Haynes and its subsidiaries, taken as a whole.

          (xiv) This Agreement has been, and at the Representation Date, the Pricing Agreement will have been, duly authorized, executed and delivered by the Issuer and Haynes.

          (xv) The Indenture has been duly authorized by the Issuer and Haynes and, at Closing Time, will have


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     been duly qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Issuer and will constitute a valid and binding agreement of the Issuer, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          (xvi) The Notes have been duly authorized by the Issuer and Haynes and, at Closing Time, the Notes will have been duly executed by the Issuer and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor specified in the Pricing Agreement, the Notes will constitute valid and binding obligations of the Issuer, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and the Notes will be in the form contemplated by and entitled to the benefits of the Indenture.

          (xvii) The Notes and the Indenture conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

          (xviii) Except as set forth in the Prospectus, Haynes and its subsidiaries are in compliance in all material respects with all applicable laws, statutes, ordinances, rules or regulations the enforcement of which, individually or in the aggregate, would be reasonably expected to have a material adverse effect on the condition (financial or otherwise), assets, earnings, liabilities (contingent or otherwise) or prospects of Haynes and its subsidiaries considered as one enterprise.

          (xix) Haynes and its subsidiaries have good and marketable title to all properties (real and personal) owned by them, free and clear of all mortgages, pledges, liens (other than liens permitted by the Indenture), security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus, (b) are encumbrances securing the obligations of the Issuer under the


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     Existing Senior Notes and the Existing Credit Facility (each as defined in the Prospectus) and the obligations of Haynes under its guarantee of the Issuer's obligations under the Existing Senior Notes or (c) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by them; and all properties held under lease by the Issuer and its subsidiaries are held under valid, subsisting and enforceable leases, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          (xx) Neither the Issuer nor Haynes is, nor upon the issuance and sale of the Notes and the application of the net proceeds therefrom as described in the Prospectus under the caption "Use of Proceeds" will either of them be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxi) Each of Haynes and its subsidiaries has filed all foreign, federal or state income and franchise tax returns required to be filed and have paid all taxes shown thereon as due, and there is no material tax deficiency which has been or is reasonably likely to be asserted against any of them; all material tax liabilities of the Issuer and its subsidiaries are adequately provided for on the books thereof or described in the Prospectus.

          (xxii) No person holds any right to include any securities in the Registration Statement that has not been exercised or that has not expired by reason of lapse of time following notification of Haynes' intent to file the Registration Statement.

          (xxiii) Neither the Issuer nor any agent thereof acting on its behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation G (12. C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System, in each case as in effect now or as the same may hereafter be in effect at the Closing Time.


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          (xxiv) Each of Haynes and its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a material adverse effect on the business, prospects or operations of Haynes and its subsidiaries, taken as a whole, except as described in the Registration Statement or Prospectus. There are no costs and liabilities associated with or arising in connection with Environmental Laws as currently in effect including, without limitation, costs of compliance therewith which would, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise) assets, earnings, liabilities (contingent or otherwise), or prospects of Haynes and its subsidiaries, considered as one enterprise, except as described in the Registration Statement or Prospectus.

          (xxv) Contemporaneously herewith, Haynes is entering into a definitive agreement with Congress Financial Corporation, as agent for itself and for CoreStates Bank, N.A. (the "Lenders") whereby the lenders will provide Haynes with a credit facility in the maximum amount of $50.0 million (the "New Credit Facility").

          (b) Any representation contained in any certificate signed by any officers of the Issuer or Haynes and delivered to the Underwriters or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Issuer or Haynes, as the case may be, to the Underwriters as to the matters covered thereby.

          SECTION 2. Sale and Delivery to the Underwriters; Closing. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to sell to each Underwriter, severally and not jointly, and each


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Underwriter, severally and not jointly, agrees to purchase from the Issuer, at the purchase price set forth in the Pricing Agreement, the entire aggregate principal amount of Notes set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

          (b) Payment of the purchase price for, and delivery of, the Notes to be purchased by the Underwriters shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 or at such other place as shall be agreed upon by the Underwriters and the Issuer, at 10:00 A.M. on the third (or fourth, if the pricing shall occur after 4:30 P.M.) business day following the date hereof or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Issuer (such time and date of payment and delivery being herein called "Closing Time").

          Payment shall be made to the Issuer by wire transfer in immediately available funds to the account or accounts specified by the Issuer to the Underwriters against delivery to the Underwriters of the Notes.

          (c) Certificates for the Notes shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Underwriters may request in writing at least two full business day before Closing Time. The certificates for the Notes will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. on the business day prior to the Closing Time.

          SECTION 3. Covenants of the Issuer and Haynes. The Issuer covenants, and Haynes covenants to cause the Issuer to comply with such covenants, with each of the Underwriters as follows:

          (a) The Issuer will use its best efforts to cause the Registration Statement to become effective (as and when requested by the Underwriters) and, if the Issuer elects to rely upon Rule 430A of the 1933 Act Regulations and subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations and will notify the Underwriters immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from


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     the SEC, (iii) of any request by the SEC for any amendment to the
     Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Issuer will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. If the Issuer elects to rely on Rule 434 of the 1933 Act Regulations, the Issuer will prepare a term sheet that complies with the requirements of Rule 434 of the 1933 Act Regulations. The Issuer will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the SEC such Prospectus in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement. If the Issuer elects to rely on Rule 434 of the 1933 Act Regulations, the Issuer will provide the Underwriters with copies of the Rule 434 Prospectus in such number as the Underwriters may reasonably request by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement.

          (b) The Issuer will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Issuer proposes for use by the Underwriters in connection with the offering of the Notes which differs from the Prospectus on file at the SEC at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations or in any term sheet prepared in reliance on Rule 434 of the 1933 Act Regulations), will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object.

          (c) The Issuer will deliver to the Underwriters two copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and will also deliver to the Underwriters as many conformed copies of the Registration Statement as originally filed and of each amendment thereto as the Underwriters may reasonably request.

          (d) The Issuer will deliver to the Underwriters, without charge, from time to time until the effective date of the Registration Statement (or, if the Issuer has elected to rely upon Rule 430A of the 1933 Act Regulations, until such time as the Pricing Agreement is executed and delivered) as many copies of each preliminary prospectus as the Underwriters may reasonably request, and the Issuer hereby consents to the use of said copies for purposes permitted by the 1933 Act. The Issuer will furnish to the Underwriters, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act and the 1933 Act Regulations.

          (e) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Issuer will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Issuer will furnish to the Underwriters a reasonable number of copies to such amendment or supplement.

          (f) The Issuer will endeavor, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided, that the Issuer shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Notes have been so qualified, the Issuer will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

          (g) The Issuer will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Issuer's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

          (h) The Issuer will use the net proceeds from the Offering received by it from the sale of the Notes in the manner specified in the Prospectus under "Use of Proceeds." The net proceeds to be used for refinancing the Existing Indebtedness (as defined in the Prospectus) shall be set aside and held in an escrow account until any redemption payments or repayment payments in connection with such refinancing are made.

          (i) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the Pricing Agreement, the Issuer will prepare, and file or transmit for filing with the SEC in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

          (j) For a period of 180 days from the date of this Agreement, the Issuer will not, and will not permit any of its subsidiaries to, without the prior written consent of the Underwriters, directly or indirectly, issue, sell or offer to sell, grant any option for the sale of, or otherwise dispose of, or register for sale by others, any debt securities, other than the initial sale of the Notes, and the indebtedness under the New Credit Facility.

          (k) Each of the Issuer and Haynes will use its best efforts to cause the transactions described in the Prospectus under the heading "The Recapitalization" to be consummated on or prior to the Closing Time, except with respect to the Merger and the refinancing of the

     Existing Indebtedness, which transactions each of the Issuer and Haynes will use its best efforts to consummate as soon as practicable thereafter but in no event later than 35 days after the Closing Time.

          SECTION 4. Payment of Expenses. (a) The Issuer agrees to pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Pricing Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Notes, (iii) the preparation, printing, issuance and delivery of the certificates for the Notes to the Underwriters, including any transfer taxes or duties payable upon the sale of the Notes to the Underwriters,
(iv) the fees and disbursements of counsel for the Issuer, accountants and any other advisors, (v) the qualification of the Notes under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, including any term sheet delivered by the Issuer pursuant to Rule 434 of the 1933 Act Regulations, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey, (viii) the filing fees incident to review by the National Association of Securities Dealers,Inc. (the "NASD") of the terms of the sale of the Notes, (ix) any fees payable in connection with the rating of the Notes and (x) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes.

          (b) If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Issuer agrees to reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          SECTION 5. Conditions of the Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Notes are subject to the continued accuracy in all material respects of the representations and warranties of the Issuer and Haynes herein contained (including those contained in the Pricing Agreement), to the accuracy of the statements of the Issuer and Haynes made in any certificate pursuant to the provisions hereof, to the performance by the Issuer and Haynes of its obligations hereunder, and to the following further conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or with the consent of the Underwriters, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by the Underwriters; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC. If the Issuer has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Notes and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the SEC for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period and prior to Closing Time the Issuer shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

          (b) The Issuer shall have furnished to the Underwriters the opinion of Ice Miller Donadio & Ryan, counsel for the Issuer, dated as of Closing Time, in form and substance satisfactory to counsel for the Underwriters to the effect that:

               (i) Each of the Issuer and Haynes has been duly incorporated, organized or formed, as the case may be, and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of its respective jurisdiction of incorporation, organization or formation.

               (ii) Each of the Issuer and Haynes has the requisite corporate power and authority to own and lease its properties and to operate and conduct its business as described in the Registration Statement.

               (iii) To such counsel's knowledge, each of the Issuer and Haynes is duly qualified to transact business as a foreign corporation, limited liability company, or limited partnership, as the case may be, and is in good standing in each jurisdiction in which such qualification is required, except where the failure to qualify would not have a material adverse effect on the condition (financial or otherwise), assets, earnings, liabilities (contingent or otherwise) or prospects of the Issuer and its subsidiaries considered as one enterprise.

               (iv) The Notes have been duly authorized by the Issuer and when executed by the Issuer and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor specified in the Pricing Agreement, the Notes will constitute valid and binding obligations of the Issuer in each case enforceable in accordance with their terms and entitled to the benefits of the Indenture, except as the enforcement thereof may be subject to (1) bankruptcy, insolvency, receivership, reorganization, moratorium, fraudulent conveyance and transfer or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (2) general equitable principles (regardless of whether such enforcement may sought in a proceeding at law or in equity).

               (v) The Notes conform in all material respects to the descriptions thereof contained in the Prospectus.

               (vi) The Indenture has (A) been duly and validly authorized, executed and delivered by the Issuer and (B) is duly qualified under the Trust Indenture Act, and (assuming the due authorization, execution and delivery by the Trustee) constitutes the valid and binding agreement of the Issuer enforceable in accordance with its terms, except as the enforcement thereof may be subject to (1) bankruptcy, insolvency, receivership, reorganization, moratorium, fraudulent conveyance and transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general equitable principles (regardless of whether such enforcement may be sought in a proceeding at law or in equity).

               (vii) Each subsidiary of Haynes organized under the laws of a jurisdiction in the United States has been duly incorporated, organized or formed, as the case may be, and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as the case may be, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and, to such counsel's knowledge, is duly qualified to transact business as a foreign corporation, limited liability company or limited partnership and is in good standing in each jurisdiction in which such qualification is required, except where the failure to qualify would not have a material adverse effect on the condition (financial or otherwise), assets, earnings, liabilities (contingent or otherwise) or prospects of Haynes and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to such counsel's knowledge, except as described in the Registration Statement and the Prospectus, is owned by Haynes, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for pledges of all of the capital stock of the Issuer and a majority of the outstanding capital stock of the Issuer's subsidiaries to secure the Issuer's obligations under the Existing Senior Notes (as defined in the Prospectus) and the related guarantee thereof by Haynes.

               (viii) The Purchase Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Issuer and Haynes.

               (ix) The Registration Statement is effective under the 1933 Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

               (x) At the Representation Date, the Registration Statement (other than the Statement of Eligibility and Qualification of the Trustee on Form T-1 and the financial statements, including the notes thereto, supporting schedules or any financial or statistical data set forth therein found in or derivable from the financial or internal records of the Issuer and its subsidiaries or any forward looking or projected financial or statistical data relating to the Issuer and its subsidiaries, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

               (xi) To such counsel's knowledge, there are no legal or governmental actions, suits or proceedings of any nature pending or threatened which are required to be disclosed in the Registration Statement other than those disclosed therein.

               (xii) The information in the Prospectus under "Business--Legal Proceedings," to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings or legal conclusions, has been reviewed by such counsel and to such counsel's knowledge is correct in all material respects. The information in the Prospectus under "Description of the Notes," to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings or legal conclusions, has been reviewed by such counsel and is an accurate summary in all material respects of all material terms of the Notes.

               (xiii) To such counsel's knowledge, (A) there are no contracts, indentures, mortgages, loan agreements, notes, leases or other arrangements or documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto and (B) no default exists in the due performance or observance of any material obligation thereunder; the descriptions thereof or references thereto in the Registration Statement are materially correct.

               (xiv) No authorization, approval, consent or order of any court or governmental agency is required in connection with the sale of the Notes to the Underwriters, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and the qualification of the Indenture under the Trust Indenture Act; and, to such counsel's knowledge, the execution and delivery of the Purchase Agreement, the Pricing Agreement, the Indenture and the Equity Underwriting Agreement and the consummation of the transactions contemplated therein will not conflict with or constitute a breach of, or default (or event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Haynes or any or its subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument listed in the Registration Statement to which any of the property or assets of Haynes or any of its subsidiaries is subject, including without limitation any contract or other agreement relating to the Existing Indebtedness and the New Credit Facility, nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws, certificate of formation or operating agreement or certificate of limited partnership or partnership agreement, as the case may be, of Haynes or any of its subsidiaries, or any applicable law, administrative regulation or administrative or court decree.

               (xv) Nothing has come to such counsel's attention in the course of its representation of the Company that would cause it to conclude that the information contained in the Registration Statement under the caption "Risk Factors--Potential Costs of Environmental Compliance," the last paragraph under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and the caption "Business--Environmental Matters" includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading.

          In addition such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Issuer, counsel for the Issuer, representatives of the Underwriters and representatives of the independent auditors for the Issuer at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel does not pass upon, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent set forth in clauses

     (v), (xii) and the last part of clause (xiii)(B) above), such counsel advises the Underwriters that, on the basis of the foregoing (relying as to materiality upon the opinions of officers and other representatives of the Issuer), no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement, when such Registration Statement became effective or as of the Representation Date, or the Prospectus (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Issuer for use in connection with the offering of the Notes which differs from the Prospectus on file at the SEC at the Representation Date, in which case at the time it is first provided to the Underwriters for such use) as of the Representation Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they are being made) not misleading (it being understood that such counsel has not been requested to and does not make any comment with respect to the Trustee's Statement of Eligibility on Form T-1, the financial statements and the notes thereto and related schedules, and other financial or statistical data found in or derivable from the financial or internal records of the Issuer and its subsidiaries and any forward-looking or projected financial or statistical data relating to the Issuer and its subsidiaries included in the Registration Statement or the Prospectus).

          In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the federal law of the United States, the laws of the State of Indiana and the General Corporation Law of the State of Delaware and (B) may rely, as to matters of fact, to the extent they deem proper, on representations or certificates of responsible officers of the Issuer and its subsidiaries and certificates of public officials; provided that copies of such certificates have been delivered to the Underwriters.

          (c) The Underwriters shall have received the favorable opinion, dated as of Closing Time, of Davis Polk & Wardwell, counsel for the Underwriters, with respect to the matters set forth in clauses (iv) (assuming due authorization and execution of the Notes by the Issuer), (v), (vi)(B) (assuming due authorization, execution and delivery of the Indenture by the Issuer), (ix) and (x) of subsection (b) of this Section.

          In giving its opinion required by this subsection (c) of this Section 5, Davis Polk & Wardwell shall additionally state that such counsel has participated in conferences with officers and other representatives of the Issuer, counsel for the Issuer, representatives of the Underwriters and representatives of the independent auditors for the Issuer at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel does not pass upon, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus such counsel advises the Underwriters that, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Issuer), no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement, when such Registration Statement became effective or as of the Representation Date, or the Prospectus (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Issuer for use in connection with the offering of the Notes which differs from the Prospectus on file at the SEC at the Representation Date, in which case at the time it is first provided to the Underwriters for such use) as of the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they are being made) not misleading (it being understood that such counsel has not been requested to and does not make any comment with respect to the Trustee's Statement of Eligibility on Form T-1, the financial statements and the notes thereto and related schedules, and other financial or statistical data found in or derivable from the financial or internal records of the Issuer and its subsidiaries and any forward-looking or projected financial or statistical data relating to the Issuer and its subsidiaries included in the Registration Statement or the Prospectus).

          (d) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), assets, earnings, liabilities (contingent or otherwise), or prospects of Haynes and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received certificates of the President or a Vice President of the Issuer and Haynes and of the chief financial or chief accounting officer of the Issuer and Haynes and dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Issuer and Haynes has complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC. As used in this Section 5(d), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Notes.

          (e) At the time of the execution of this Agreement, the Underwriters shall have received from Coopers & Lybrand L.L.P. a letter dated such date, in form and substance satisfactory to the Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement and the Prospectus.

          (f) At Closing Time, the Underwriter shall have received from Coopers & Lybrand L.L.P. a letter dated as of Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three days prior to Closing Time.

          (g) Prior to Closing Time, the common stock of Haynes shall have been duly authorized for quotation on the Nasdaq National Market System upon official notice of issuance, and the National Association of Securities Dealers, Inc. shall have approved in writing the Underwriters' participation in the distribution of the Notes and such approval shall not have been withdrawn or limited.

          (h) At Closing Time, the Notes shall be rated at least "__" by Moody's Investors Service Inc. and "__" by Standard & Poor's Corporation, and since the date of this Agreement (i) no downgrading shall have occurred in the rating accorded any of the securities of the Issuer or any of its subsidiaries by any "nationally recognized statistical rating organization," as that term is defined by the SEC for purposes of Rule 436(g)(2) of the 1933 Act Regulations, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the securities of the Issuer or any of the subsidiaries.

          (i) At Closing Time, counsel for the Underwriters shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as contemplated herein and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

          (j) Haynes shall have closed the Equity Offering in accordance with the Equity Underwriting Agreement simultaneously with the closing of this offering.

          (k) The Issuer shall have entered into the New Credit Facility on substantially the terms described in the Prospectus.

          (l) The Issuer shall have prepared notices for the redemption of its 11 1/4% Senior Secured Notes Due 1998 and its 13 1/2% Senior Subordinated Notes Due 1999, which notices shall be sent or mailed to the holders of such notes no later than two business days following Closing Time.

          If any condition specified in this Section 5 shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Issuer, and such termination shall be without liability of any party to any other party except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

          SECTION 6. Indemnification. (a) Each of the Issuer and Haynes agrees, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim damage and expense whatsoever, as incurred arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A or Rule 434 of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Issuer and Haynes; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuer by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A or Rule 434 of the 1933 Act Regulations, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) Each Underwriter severally but not jointly agrees to indemnify and hold harmless each of the Issuer, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only insofar as such loss, claim, liability, damage or expense arises out of or is based on any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A or Rule 434 of the 1933 Act Regulations, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Issuer by such Underwriter through the Underwriters expressly for use in the "Underwriting" section of the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent the Indemnifying Party is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriters and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Issuer. An indemnifying party may participate at its own expense in the defense of any such action; provided that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          SECTION 7. Contribution. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and Haynes on the one hand and the Underwriters on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause

(i) above but also the relative fault of the Issuer and Haynes on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Issuer and Haynes on the one hand and the Underwriters on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Issuer and Haynes and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus or, if Rule 434 of the 1933 Act Regulations is used, the corresponding location on the term sheet delivered by the Issuer pursuant to such rule bear to the aggregate initial public offering price of the Notes as set forth on such cover.

          The relative fault of the Issuer and Haynes on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer and Haynes or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Issuer, Haynes and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the

Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Issuer and Haynes, each officer of the Issuer who signed the Registration Statement, and each person, if any, who controls the Issuer or Haynes within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuer and Haynes.

          SECTION 8. Representations, Warranties and Agreements To Survive Delivery. All representations, warranties, and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Issuer or Haynes submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Issuer or Haynes, and shall survive delivery of and payment for the Notes hereunder.

          SECTION 9. Termination of Agreement. (a) The Underwriters may terminate this Agreement by notice to the Issuer, at any time prior to Closing Time, (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), assets, earnings, liabilities (contingent or otherwise) or prospects of Haynes and its subsidiaries considered as one enterprise, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Notes or to enforce contracts for the sale of the Notes, (iii) if trading in any of the securities of the Issuer or

Haynes has been suspended or limited by the SEC or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the SEC, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either United States or New York authorities. As used in this Section 9(a), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Notes.

          (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7 and 8 shall survive such termination and remain in full force and effect.

          SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Notes which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Notes"), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

          (a) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of the Notes, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of the Notes, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter (except as provided in Section 6 and 7 hereof).

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Issuer shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

          SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters, c/o Merrill Lynch & Co. at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1305, attention of __________; notices to the Issuer and Haynes shall be directed to Haynes International, Inc. at 1020 West Park Avenue, Kokomo Indiana 46904-9013, attention of Joseph F. Barker.

          SECTION 12. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Issuer, Haynes and their respective successors, heirs and legal representatives. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Issuer and Haynes and their respective successors, heirs and legal representatives and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters, the Issuer and Haynes and their respective successors, heirs and legal representatives, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 13. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time unless otherwise indicated.

          SECTION 14. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          SECTION 15. Counterparts. This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuer a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Issuer and Haynes in accordance with its terms.

                                 Very truly yours,

                                 HAYNES CORP.


                                 By:
                                    ------------------------
                                     Title:  President and
                                             Chief Executive
                                             Officer


                                 HAYNES INTERNATIONAL, INC.



                                 By:
                                    ------------------------
                                     Title:  President and
                                             Chief Executive
                                             Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED
PAINEWEBBER INCORPORATED

By:  Merrill Lynch, Pierce, Fenner & Smith
                Incorporated


By:
   -------------------------
    Title:

                                   SCHEDULE A


                                                    Principal Amount
Name of Underwriter                                 of Securities
- -------------------                                 ----------------

Merrill Lynch, Pierce, Fenner & Smith
   Incorporated...................................  $

PaineWebber Incorporated..........................  ____________

   Total..........................................  $100,000,000

                                                                       EXHIBIT A

                           HAYNES INTERNATIONAL, INC.

                                  $100,000,000

                           ___% Senior Notes Due 2004


                                PRICING AGREEMENT

                                                                 August __, 1996


MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED
PAINEWEBBER INCORPORATED
c/o Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1305

Ladies and Gentlemen:

          Reference is made to the Purchase Agreement dated August __, 1996 (the "Purchase Agreement") among Haynes Corp., a Delaware corporation (including its successors, the "Issuer"), together with Haynes International, Inc. which is the sole stockholder of the Issuer (including its successors, "Haynes"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated and PaineWebber Incorporated (collectively, the "Underwriters"), relating to the purchase by you from the Issuer, subject to the terms and conditions set forth therein, of $100,000,000 aggregate principal amount of ___% Senior Notes Due 2004 (the "Notes") of the Issuer. This Agreement is the Pricing Agreement referred to in the Purchase Agreement and capitalized terms used herein without definition shall have the meanings assigned to them in the Purchase Agreement.

          Pursuant to Section 2 of the Purchase Agreement, the Issuer and Haynes agree with you as follows:

          1. The initial public offering price of the Notes, as referred to in said Section 2, shall be __% of the principal amount thereof, plus accrued interest, if any, from _______, 1996.

          2. The purchase price of the Notes to be paid by the Underwriters shall be ___% of the principal amount thereof.

          3. The interest rate to be borne by the Notes shall be ___% per annum.

          4. The Notes will mature on _______, 2004.

          5. The Notes will be redeemable at the election of the Issuer at ____% of principal amount at any time on or after __________ and prior to __________, at ___% of principal amount on or after __________, at ___% of principal amount on or after May 15, 2003 and prior to __________, and at ___% of principal amount at any time on or after __________, in each case plus accrued and unpaid interest, if any.

          6. The redemption price of the Notes upon a Public Equity Offering (as defined in the Registration Statement) shall be ___% of the principal amount thereof.

          7. The interest payment dates shall be _______ and _______, commencing _______, 1996.

          Each of the Issuer and Haynes represents and warrants to the Underwriters that the representations and warranties of each of the Issuer and Haynes set forth in Section 1 of the Purchase Agreement are accurate in all material respects as though expressly made at and as of the date hereof.

          This Pricing Agreement shall be governed by the internal laws of the State of New York.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Purchase Agreement, will be a binding agreement among the Issuer, Haynes and the Underwriters in accordance with its terms and the terms of the Purchase Agreement.

                                 Very truly yours,

                                 HAYNES CORP.


                                 By:
                                    -------------------------
                                     Title:

                                 HAYNES INTERNATIONAL, INC.


                                 By:
                                    -------------------------
                                    Title:


CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED
PAINEWEBBER INCORPORATED

By:  Merrill Lynch, Pierce, Fenner & Smith
                Incorporated


By:
   -------------------------
   Title:


                                        3